Exhibit 99.1

Kellogg Company News
For release: July 24, 2019 Analyst Contact: John Renwick, CFA (269) 961-9050 Media Contact: Kris Bahner, (269) 961-3799

Kellogg Company Announces Debt Tender Offers

BATTLE CREEK, Michigan. Kellogg Company (NYSE: K) (the “Company”) announced today it has commenced offers to purchase for cash (i) any and all of the 4.150% Senior Notes due 2019 (the “2019 Notes” or “Any and All Securities”), and (ii) up to $500 million combined aggregate principal amount (the “Maximum Tender Amount”) of its 4.000% Senior Notes due 2020 (up to a sublimit of $175 million aggregate principal amount) (the “2020 Notes”), 3.250% Senior Notes due 2021 (up to a sublimit of $175 million aggregate principal amount) (the “2021 Notes”), 2.650% Senior Notes due 2023 (up to a sublimit of $75 million aggregate principal amount) (the “2023 Notes”) and 3.400% Senior Notes due 2027 (up to a sublimit of $75 million aggregate principal amount) (the “2027 Notes” and together with the 2020 Notes, 2021 Notes and 2023 Notes, the “Maximum Tender Amount Securities”). The Any and All Securities and the Maximum Tender Amount Securities are collectively referred to herein as the “Securities.” The Company refers to its offer to purchase the Any and All Securities and its offers to purchase the Maximum Tender Amount Securities as the “Offers.”

The amounts of each series of Maximum Tender Amount Securities that are purchased will be determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase dated July 24, 2019 (the “Offer to Purchase”) in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 4 being the lowest Acceptance Priority Level. No more than the amount set forth in the table below under the column “Series Tender Cap” for each series of Maximum Tender Amount Securities will be purchased in the Offers to purchase the Maximum Tender Amount Securities (such aggregate principal amounts, the “Series Tender Caps”).

The following table sets forth some of the terms of the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Series Tender Cap	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points) (2)	Early Tender Premium
Any and All Tender Offer
4.150% Senior Notes due 2019	487836 BC1	$500,000,000	N/A	N/A	3.375% UST due 11/15/19	FIT3	15	$30.00
Maximum Tender Offers
4.000% Senior Notes due 2020	487836 BD9	$850,000,000	$175,000,000	1	1.625% UST due 06/30/2021	FIT1	35	$30.00
3.250% Senior Notes due 2021	487836 BV9	$400,000,000	$175,000,000	2	1.625% UST due 06/30/2021	FIT1	25	$30.00
2.650% Senior Notes due 2023	487836 BS6	$600,000,000	$75,000,000	3	1.750% UST due 06/30/2024	FIT1	45	$30.00
3.400% Senior Notes due 2027	487836 BU1	$600,000,000	$75,000,000	4	2.375% UST due 05/15/2029	FIT1	95	$30.00

(1)	The applicable page on Bloomberg from which the Dealer Managers will quote the bid-side prices of the applicable Reference U.S. Treasury Security.
(2)	Inclusive of the Early Tender Premium.

The Offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase. The Offers will expire at 11:59 p.m., New York City time, on August 20, 2019, unless extended or earlier terminated by the Company with respect to a series (the “Expiration Date”). Tenders of the Securities may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 6, 2019, but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration to be paid in the Offers for the Securities of each series that are validly tendered will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Securities that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on August 6, 2019 (the “Early Tender Date”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Securities accepted for purchase (the “Early Tender Premium”). Holders of Securities who validly tender their Securities following the Early Tender Date and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Securities tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 11:00 a.m., New York City time, on August 7, 2019, unless extended by the Company.

Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase. The settlement date for Securities that are validly tendered on or prior to the Early Tender Date is expected to be August 9, 2019, the third business day following the Early Tender Date (the “Early Settlement Date”). The settlement date for Securities that are tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be August 22, 2019, the second business day following the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount is not purchased on the Early Settlement Date.

Subject to the Series Tender Caps and the Maximum Tender Amount, all Maximum Tender Amount Securities validly tendered and not validly withdrawn on or before the Early Tender Date having a higher Acceptance Priority Level will be accepted before any tendered Maximum Tender Amount Securities having a lower Acceptance Priority Level are accepted in the Offers, and all Maximum Tender Amount Securities validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Maximum Tender Amount Securities tendered after the Early Tender Date having a lower Acceptance Priority Level are accepted in the Offers. However, even if the Offers are not fully subscribed with respect to the Maximum Tender Amount Securities as of the Early Tender Date, subject to the Series Tender Caps and the Maximum Tender Amount, Maximum Tender Amount Securities validly tendered and not validly withdrawn on or before the Early Tender Date will be accepted for purchase in priority to other Maximum Tender Amount Securities tendered after the Early Tender Date even if such Maximum Tender Amount Securities tendered after the Early Tender Date have a higher Acceptance Priority Level than Maximum Tender Amount Securities tendered prior to the Early Tender Date.

The Maximum Tender Amount Securities of a series may be subject to proration if the aggregate principal amount of the Maximum Tender Amount Securities of such series validly tendered and not validly withdrawn is greater than the applicable Series Tender Cap or would cause the Maximum Tender Amount to be exceeded. Furthermore, if the Offers are fully subscribed with respect to the Maximum Tender Amount Securities as of the Early Tender Date, holders who validly tender Maximum Tender Amount Securities following the Early Tender Date will not have any of their Maximum Tender Amount Securities accepted for payment.

The Company’s obligation to accept for payment and to pay for the Securities validly tendered in the Offers is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase including, among other things, the consummation of the acquisition by Ferrero International S.A. of certain of the Company’s businesses and the Company’s receipt of the proceeds therefrom. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend, terminate or withdraw the Offers; (iii) increase or decrease the Maximum Tender Amount and/or increase, decrease or eliminate any of the Series Tender Caps; or (iv) otherwise amend any of the Offers in any respect.

BofA Merrill Lynch, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as Lead Dealer Managers for the Offers. The Information Agent and Tender Agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related offering materials are available by contacting the Information Agent at (800) 499-8159 (toll-free) or (212) 269-5550 (collect) or email kelloggs@dfking.com. Questions regarding the Offers should be directed to BofA Merrill lynch, Inc. at (980) 387-3907 (collect) or (888) 292-0070 (toll-free); Citigroup Global Markets Inc., at (212) 723-6106 (collect) or (800) 558-3745 (toll-free); or J.P. Morgan Securities LLC, at (212) 834-8553 (collect) or (866) 834-4666 (toll-free).

None of the Company, its board of directors, the Dealer Managers, the Information Agent and Tender Agent, or the trustee with respect to the Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Offers. This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Kellogg Company

At Kellogg Company (NYSE: K), we strive to enrich and delight the world through foods and brands that matter. Our beloved brands include Pringles®, Cheez-It®, Keebler®, Special K®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR® and more. Net sales in 2018 were approximately $13.5 billion, comprised principally of snacks and convenience foods like cereal and frozen foods. Kellogg brands are beloved in markets around the world. We are also a company with Heart & Soul, committed to creating Better Days for 3 billion people by the end of 2030 through our Kellogg’s® Better Days global purpose platform. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.

Forward-Looking Statements

This news release contains, or incorporates by reference, “forward-looking statements.” Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to consummate the Offers. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

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